FORBEARANCE AGREEMENT

     This FORBEARANCE AGREEMENT (the "Agreement") is made and entered into effective October 10, 2002, by and between TREK RESOURCES, INC., a Delaware corporation, formerly Trek Resources, Inc., a Utah corporation and formerly McGowen Resources, Inc. ("McGowen") (the "Borrower"), and COMPASS BANK, an Alabama state-chartered banking institution (the "Lender").

W I T N E S S E T H:

WHEREAS, McGowen and the Lender entered into a Credit Agreement dated December 14, 1997, as amended (the "Credit Agreement");

     WHEREAS, there are certain Defaults and/or Events of Default existing under such Credit Agreement, including, but not limited to the fact that the Loan Balance exceeds the Borrowing Base, and the Lender and the Borrower are desirous of entering into this Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Borrower and the Lender, the parties hereto agree as follows:

1. Terms Defined In Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned in the Credit Agreement, unless expressly provided herein to the contrary.

     2.      Payments. The Borrower agrees to pay to Lender a principal payment of $60,000 per month, which sum shall be paid to the Lender on October 1, 2002, and on the first day of each month thereafter until the Obligations are fully paid. In the event a Purchase and Sale Agreement for the Mortgaged Properties is not executed by October 31, 2002, the Borrower will pay to Lender an additional principal payment of $60,000 on November 1, 2002.

3. Forbearance. So long as Borrower is in compliance with this Agreement, Lender will not pursue its available remedies as to Defaults or Events of Default until December 31, 2002.

     4.      Interest Rate. In the event a Purchase and Sale agreement for the Mortgaged Properties is not executed by October 31, 2002, the Default Rate will be charged beginning October 31, 2002, and continuing for the duration of this Loan.

     5.      Expenses. All out of pocket expenses incurred by the Lender in association with the negotiation, documentation, and execution of this Agreement, including fees of Jackson Walker L.L.P. for preparation of this Agreement and other documents in connection with this Agreement will be paid by Borrower at closing.

     6.      Release of Claims. The Borrower hereby releases the Lender and Lender's officers, directors, agents, representatives, employees, attorneys and assigns, from any and all claims, actions, demands, or causes of action of whatever kind or character. IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED BY THE BORROWER HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY, OR OTHERWISE), OF THE LENDER AND LENDER'S OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS AND ASSIGNS. Notwithstanding any provision of this Agreement or any other Loan Document, this section shall remain in full force and effect and shall survive the delivery and payments of the Note, this Agreement and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereto.

     7.      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this Agreement and the other written Loan Documents represent, collectively, the final agreement among the parties thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of such parties. There are no unwritten oral agreements among such parties.

     8.      Governing Law. This Agreement and all issues arising in connection herewith and the transactions contemplated hereby shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law.

     9.      Jurisdiction and Venue. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement or any other Loan Document may be litigated, at the sole discretion and election of the Lender, in courts having situs in Houston, Harris County, Texas.

     10.      Waiver of Rights to Jury Trial. The Lender hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waives all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation that relates to or arises out of this Amendment or any other Loan Document or the acts or omissions of the Lender in the enforcement of any of the terms or provisions of this Amendment or any other Loan Document or otherwise with respect thereto. The provisions of this Section are a material inducement for the Lender entering into this Amendment.

IN WITNESS WHEREOF, this Forbearance Agreement is executed effective the date first hereinabove written.

BORROWER:
TREK RESOURCES, INC.

By: /s/ Michael E. Montgomery Michael E. Montgomery President

Address for Notices:

4925 Greenville Avenue, Suite 955 Dallas, Texas 75206 Telecopy: 214-373-8035

LENDER:
COMPASS BANK

By: /s/ Dorothy Marchand Dorothy Marchand Senior Vice President

Address for Notices:

24 Greenway Plaza, Suite 1400A Houston, Texas 77046 Telecopy: 713/968-8292